Exhibit 99.2

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 10, 2004

Logan County BancShares, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	No. 2-95114	55-0660015
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

43 Washington Avenue Logan, West Virginia 25601
(Address of Principal Executive Offices)

(304) 752-1166
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

ITEM 4.

On August 10, 2004, Logan County BancShares, Inc. (the “Company”) retained S. R. Snodgrass, A. C. as its new independent certifying accountant.  S.R. Snodgrass, A.C. is registered with the Public Accounting Oversight Board.  S. R. Snodgrass, A. C. replaces McNeal Williamson & Co. which resigned its position on July 28, 2004.  The reasons for the resignation of McNeal Williamson & Co. are set forth in the Company’s filing on Form 8-K filed August 4, 2004.

During the Company’s two most recent fiscal years ended December 31, 2003, and the subsequent interim periods through July 28, 2004, the Company did not consult with S. R. Snodgrass, A.C. regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7.  Financial Statements and Exhibits

(c)	The following exhibits are filed as part of this Form 8-K.

	Exhibit No.	Description

	99	Current Report on Form 8-K dated August 4, 2004

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGAN COUNTY BANCSHARES, INC.

Date: August 17, 2004	By:	/s/ Eddie Canterbury
Eddie Canterbury
Chief Executive Officer

Index to Exhibits

Exhibit No.	Description

99	Current Report on Form 8-K dated August 4, 2004

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 28, 2004

Logan County BancShares, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	No. 2-95114	55-0660015
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

43 Washington Avenue

Logan, West Virginia  25601

(Address of Principal Executive Offices)

(304) 752-1166

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Item 4.  Changes to Registrant’s Certifying Accountant

On July 28, 2004, McNeal, Williamson & Co. (“McNeal Williamson”), the independent auditor of Logan County BancShares, Inc. (the “Company”) notified the Company that it had received a letter from the Securities and Exchange  Commission (“SEC”) concerning McNeal Williamson not being registered with the Public Company Accounting Oversight Board (“PCAOB”).  Among other things, McNeal Williamson indicated that because it is not registered with PCAOB, the activities it may perform for SEC reporting companies, including the Company, are limited.  These limitations include:

•              An inability to issue audit reports for the Company; and

•              An inability to perform interim reviews in accordance with SAS 100 for the Company.

McNeal Williamson also advised the Company that it should obtain independent accountants registered with the PCAOB to perform these functions.  Attached hereto as Exhibit 1 is a copy of the letter dated July 28, 2004, from McNeal Williamson setting forth these matters.  As a result of these limitations, McNeal Williamson has resigned its position as the Company’s certifying accountant.

The Company will engage a successor public accounting firm to review all interim periods that were reviewed by McNeal Williamson after the adoption of the Sarbanes-Oxley Act including the upcoming interim report for the period ended June 30, 2004.  The Company will also engage a successor public accounting firm registered with the PCAOB to re-audit the period audited by McNeal Williamson after October 22, 2003, namely the audit report for the period ended December 31, 2003, and to review the period ended December 31, 2002.  As of the date of this filing, the Company has solicited proposals from accounting firms registered with the PCAOB to perform this work.

During the Company’s two most recent fiscal years ended December 31, 2003, and the subsequent interim periods through July 28, 2004, there were no disagreements between the Company and McNeal Williamson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of McNeal Williamson, would have caused McNeal Williamson to make reference to the matter of the disagreement in connection with their reports.  McNeal Williamson’s reports on the Company’s consolidated financial statements for each of the years ended December 31, 2003 and 2002, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

The Company provided McNeal Williamson. with a copy of this disclosure.  Attached as Exhibit 16.2 is a copy of McNeal Williamson’s letter, dated August 2, 2004, stating their agreement with these statements.

McNeal Williamson’s report on the Company’s consolidated financial statements for the two (2) most recent fiscal years ended December 31, 2003, dated February 26, 2004, and February 26, 2003, were issued on an unqualified basis in conjunction with the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, filed on April 14, 2004, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, filed on April 30, 2003.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company’s two most recent fiscal years and subsequent interim periods through July 28, 2004.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)	The following exhibits are filed as part of this Form 8-K.

	Exhibit No.	Description

	16.1	Letter from McNeal, Williamson & Co. regarding matters addressed in letter from the Securities Exchange Commission

	16.2	Letter from McNeal, Williamson & Co. regarding change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGAN COUNTY BANCSHARES, INC.

Date:	August 4, 2004
By:

/s/    Eddie Canterbury

 Eddie Canterbury

 Chief Executive Officer

Index to Exhibits

Exhibit No.	Description

16.1	Letter from McNeal, Williamson & Co. regarding matters addressed in letter from the Securities Exchange Commission

16.2	Letter from McNeal, Williamson & Co. regarding change in certifying accountant

Exhibit 16.1

[Letterhead of McNeal, Williamson & Co.]

July 28, 2004

Via Facsimile and

United States Mail

Eddie Canterbury

Executive Vice President and Chief Executive Officer

Logan County Bancshares, Inc.

43 Washington Avenue

Logan, West Virginia    25601

Dear Mr. Canterbury:

We have received the enclosed letter dated July 26, 2004, from the U.S. Securities and Exchange Commission.  As you know, our Firm is not currently registered with The Public Company Accounting Oversight Board (“PCAOB”) and that by virtue of not being so registered, we are limited with respect to the activities with which we may perform.  Examples of these limitations are:

•                  An inability to issue audit reports for Logan County Bancshares, Inc. (the “Company”); and

•                  An inability to perform interim reviews in accordance with SAS 100 for the Company.

We advise you that the Company should obtain independent accountants who are registered with the PCAOB to perform the foregoing.  Further, we advise you that the Company should:

•                  File an Item 4, Form 8-K, disclosing the change in accountants;

•                  Engage the successor registered public accounting firm to re-review any interim periods that were reviewed by us after registration was required (October 22, 2003), namely, the interim report for the period ended September 30, 2003, and the interim report for the period ended March 31, 2004, as well as the upcoming interim report for the period ended June 30, 2004; and

•                  Engage the successor registered public accounting firm to re-audit the periods that were audited by us for which audit reports were issued after October 22, 2003, namely, the audit report for the period ended December 31, 2003.

Very truly yours,

McNeal, Williamson & Co.

By	/s/ Donald M. McNeal
Donald M. McNeal

DMM/C0867075

Enclosure

cc:                                 Sandra M. Murphy, Esq.

Exhibit 16.2

[McNeal, Williamson & Co. Letterhead]

Securities and Exchange Commission
Washington, DC     20549

We have read Logan County Bancshares, Inc.’s statements included under Item 4 of its Form 8-K dated August 4, 2004, and we agree with such statements as they relate to all matters referencing our Firm.

/s/ McNeal, Williamson & Co.
McNeal, Williamson & Co.

Logan, West Virginia
August 2, 2004